UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2025

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRMK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 21, 2025, the United States District Court for the Western District of Tennessee entered an order (the “Court Order”) terminating the Consent Order (the “Consent Order”) entered into by the U.S. Department of Justice (the “DoJ”) and the Consumer Financial Protection Bureau (the “CFPB”) with Trustmark National Bank (the “Bank”) on October 22, 2021, and dismissed the related civil action with prejudice. The Consent Order and related litigation arose from allegations that the Bank previously violated the Fair Housing Act, the Equal Credit Opportunity Act and the Consumer Financial Protection Act within the Memphis metropolitan statistical area.

The Court Order was entered in response to an unopposed motion to terminate the Consent Order submitted by the DoJ and the CFPB. The Consent Order termination occurred 17 months prior to its scheduled expiration date of October 27, 2026.

The early termination of the Consent Order follows the Bank’s substantial compliance therewith and commitment to remediation of certain matters that were the basis of the Consent Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Thomas C. Owens
Thomas C. Owens
Treasurer and Principal Financial Officer

DATE:	May 22, 2025